                                 EXHIBIT 99.5

PURPOSE
--------------------------------------------------------------------------------


 .  Oneida  Savings Bank (Oneida) has retained the services of William M. Mercer,
   Inc. to review the total cash compensation plan (base salary and bonus) for the executive officers as well as Oneida's Board of Directors' compensation and provide an "opinion letter" regarding the reasonableness of pay.



--------------------------------------------------------------------------------
William M. Mercer, Incorporated       1                     Oneida Savings Bank

FINDINGS
--------------------------------------------------------------------------------


EXECUTIVES


 . Oneida Savings Bank's asset size is approximately $220 million. We examined proxy statements of similar sized banks and mutual holding companies in the Northeast or Mid-Atlantic region. We also gathered data from published survey sources on financial institutions with a similar asset size.

   - Base salary for Oneida Savings Bank's top three executives is competitive, ranging from 94.3% to 100.2% of the market median.

   - Oneida Savings Bank's incentive award opportunity is at market levels, therefore, total cash compensation is also at market.


 . The marketpricing results for the top three executives are summarized on the following page. Detailed information is included in the Appendix.


 . Oneida Savings Bank is planning to reserve 8% of minority shares common stock for an Employee Stock Ownership Plan (ESOP), 4% for stock grants and 10% for stock options. This practice is comparable to similar institutions which have issued stock.


--------------------------------------------------------------------------------
William M. Mercer, Incorporated       2                      Oneida Savings Bank

--------------------------------------------------------------------------------


EXECUTIVE MARKETPRICING


                          ---------------------------------------------------------------------------------------------------------
                                      Oneida Savings Bank                                                    Market Results
                          ---------------------------------------------------------------------------------------------------------
                                                                                                 Base Salary
                                                                                             --------------------------------------


                            Current           1997 Annual          1997 Annual             25th          Market          75th
Name/Position             Base Salary         Incentive ($)        Incentive (%)        Percentile       Median      Percentile
===================================================================================================================================

Michael R. Kallet
President & CEO             $167,000           $30,000                18.0%              $130,566       $166,655       $207,123

Eric E. Stickels
Sr. VP and CFO              $ 85,000           $11,252                13.2%              $ 77,783       $ 90,132       $104,505

Thomas H. Dixon
Sr. VP, Credit Admin        $ 85,000           $11,252                13.2%              $ 71,449       $ 85,475       $104,787

===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------



                                                                             Onieda to Market
                                                                  --------------------------------------


                                                 Total                Oneida            Oneida Total
                              Average            Annual            Base/Market          Cash/ Market
Name/Position                Incentive            Cash             Median Base           Total Cash
========================================================================================================
Michael R. Kallet
President & CEO                18.1%            $188,541              100.2%                104.5%

Eric E. Stickels
Sr. VP and CFO                 13.5%            $106,427               94.3%                 90.4%

Thomas H. Dixon
Sr. VP, Credit Admin            8.9%            $105,462               99.4%                 91.3%

=======================================================================================================
-------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
William M. Mercer, Incorporated       3                     Oneida Savings Bank

--------------------------------------------------------------------------------


BOARD OF DIRECTORS COMPENSATION


 .    William M. Mercer reviewed Board of Directors' compensation by comparing published survey information and peer institution information.


 . In comparing retainer and meeting fees, Oneida Savings Bank's fees are within the competitive ranges and appear reasonable.

--------------------------------------------------------------------------------
William M. Mercer, Incorporated                4             Oneida Savings Bank

--------------------------------------------------------------------------------


BOARD OF DIRECTORS COMPENSATION

------------------------------------------------------------------------------------------------------------------------------------

                                           Total                    Retainers                           Meeting Fees
                                                          -------------------------------   ----------------------------------------

                                        Annual Median
Survey Source            Scope           Compensation         Median           Range            Median                Range
-----------------   --------------    ------------------  --------------   --------------   ------------------  --------------------

The Conference        $100 - $499
Board                million assets         $19,350           $10,000      $1,500 - $25,000     $1,000             $3,000 - $7,000

ECS                 Under $2 Billion        $12,000           $ 6,000      $5,000 - $10,800     $  500             $  300 - $  900

Peer Institutions                                             $ 6,000      $1,800 - $14,000     $  450 (Board)     $  100 - $1,000
                                                                                                $  175 (Committee)

------------------------------------------------------------------------------------------------------------------------------------


Oneida Savings                                                 $6,000                           $  300
                                                                                              (Board)/(1)/

                                                                                                $200 - $250
                                                                                             (Committee)/(2)/
------------------------------------------------------------------------------------------------------------------------------------


(1) Board Chairman:  additional $200 per meeting
(2) Committee Chairman:  additional $100 per meeting

--------------------------------------------------------------------------------
William M. Mercer, Incorporated                5             Oneida Savings Bank

APPENDIX
--------------------------------------------------------------------------------


 .     Methodology

 .     Executives: Published Survey and Proxy Statement Summary Findings by
      Position

 .     Executives:  Proxy Statement Detailed Comparisons
--------------------------------------------------------------------------------
 .     Board of Directors:  Peer Institutions Detail

--------------------------------------------------------------------------------
William M. Mercer, Incorporated                6             Oneida Savings Bank

METHODOLOGY
--------------------------------------------------------------------------------


 .      The services of William M. Mercer, Inc. were engaged to gather various compensation survey and proxy statement information. Survey sources included:

               William M. Mercer, Inc.--Finance, Accounting & Legal Watson Wyatt--Financial Institutions
               SNL--Executive Compensation in Thrift Institutions
               BAI--Executive Compensation
               Coopers & Lybrand--Compensation in Financial Services KPMG - Northeast Banking Industry


 .      The preferred profile is:

               Financial institutions industry
               Under $500 million in assets

--------------------------------------------------------------------------------
William M. Mercer, Incorporated                7             Oneida Savings Bank

--------------------------------------------------------------------------------



 .    The specific peer group for Oneida includes:

               INSTITUTION                                       LOCATION                      ASSET SIZE (MIL)
               -----------                                       --------                      ----------------
               Skaneateles Bancorp, Inc.                         Skaneateles, NY                    $ 256
               Wayne Savings Bancshares, Inc. MHC                Wooster, OH                        $ 252
               Savings Bank of the Finger Lakes MHC              Geneva, NY                         $ 248
               Alliance Bancorp of New England                   Vernon, CT                         $ 247
               Elmira Savings Bank                               Elmira, NY                         $ 231
               Peoples Home Savings Bank MHC                     Beaver Falls, PA                   $ 218
               Pathfinder Bancorp, Inc. MHC                      Oswego, NY                         $ 197
               Peekskill Financial Corp.                         Peekskill, NY                      $ 183
               SFS Bancorp Inc.                                  Schenectady, NY                    $ 174
               Catskill Financial Corp.                          Catskill, NY                       $ 290
               Warwick Community Bancorp, Inc.                   Warwick, NY                        $ 287
               Harbor Federal Bancorp, Inc.                      Baltimore, MD                      $ 219
               First Carnegie Deposit MHC                        Carnegie, PA                       $ 163

 .    The median asset size for these peer institutions was $231 million.


NOTES TO THE METHODOLOGY

 .    Compensation for the top three executives are disclosed in proxy statement
     (peer group) data.



________________________________________________________________________________
William M. Mercer, Incorporated        8                     Oneida Savings Bank

 .    All survey data was updated to October 1, 1998 by a factor of 4.5%. The source of the update factor is William M. Mercer, Inc.'s 1997 - 1998 Compensation Planning Survey- Executive Compensation.



________________________________________________________________________________
William M. Mercer, Incorporated        9                     Oneida Savings Bank

                EXECUTIVES:   PUBLISHED SURVEY DETAIL AND PROXY
                              STATEMENT SUMMARY BY POSITION





________________________________________________________________________________
William M. Mercer, Incorporated       10                     Oneida Savings Bank

ONEIDA SAVINGS BANK                         Surveys were  updated to: 10/01/1998
Executive Marketpricing $000                            by a factor of: 4.5%
9/28/98

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  MARKET RATES
                                                                                       -------------------------------
                                                                                                  BASE SALARY
                                                                                       -------------------------------
                                      POSITION       SCOPE                 SAMPLE    25TH    50TH    75TH     ANNUAL    TOTAL ANNUAL

TITLE  SURVEY                          SURVEY       MEASURE                 SIZE     %ILE    %ILE    %ILE    INCENTIVE     CASH
====================================================================================================================================

Pres/CEO

       BAI
       Executive Compensation        CEO           Mid Atlantic, Assets      12     $119.9   $168.5   $216.0    8.6%        $203.0

                                                   $250-500M



       SNL

       Thrift Institutions           CEO           Mid Atlantic, Assets      24                                             $188.9

                                                   $250-500M



       Coopers & Lybrand

       Comp in Finanical Services    CEO           Median Assets $226.3      31     $135.3   $177.0   $214.3   32.8%        $193.6



       Wyatt

       Financial Institutions        CEO           Assets                   117     $122.5   $158.4   $207.5

                                                   $ less than 1B
       KPMG

       Northeast Banking Industry    CEO           Assets $250-500M           6     $154.6   $188.8   $216.5




       Proxy Peers                   Position #1   Median Assets $231        13     $120.5   $140.6   $181.3   12.8%        $168.6

                                                                                    ================================================


                                                                           Average: $130.6   $166.7   $207.1   18.1%        $188.5
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
William M. Mercer, Incorperated                             11                                Oneida Savings Bamk

ONEIDA SAVINGS BANK                         Surveys were  updated to: 10/01/1998
Executive Marketpricing $000                           by a factor of: 4.5%
9/28/98

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                            MARKET RATES
                                                                                       ----------------------
                                                                                              BASE SALARY
                                                                                       ----------------------
                                         SURVEY        SCOPE                 SAMPLE    25TH    50TH    75TH    ANNUAL   TOTAL ANNUAL

TITLE     SURVEY                        POSITION      MEASURE                 SIZE     %ILE    %ILE    %ILE   INCENTIVE     CASH
====================================================================================================================================

Sr. VP, CFO

          BAI
          Executive Compensation        CFO           Mid Atlantic, Assets        8    $77.8   $ 84.2  $104.8     10.1%     $ 92.9
                                                      $100-250M

          SNL
          Thrift Institutions           CFO           Mid Atlantic, Assets        8                                         $119.8
                                                      $250-500M

          Coopers & Lybrand
          Comp in Finanical Services    CFO           Median Assets $238.4       14    $71.4   $ 85.9  $101.8     16.2%     $ 93.8

          Wyatt
          Financial Institutions        CFO           Assets$                    97    $66.4   $ 82.8  $102.2
                                                      $ less than 1B
          KPMG
          Northeast Banking Industry    CFO           Assets $100-250M           20    $79.8   $ 86.4  $ 94.8


          Proxy Peers                   Position #2   Median Assets: $252         6    $93.5   $111.3  $119.0     14.3%     $119.2

                                                                                       =============================================


                                                                            Average:   $77.8   $ 90.1  $104.5     13.5%     $106.4
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
William M. Mercer, Incorporated                          12                  Oneida Savings Bank

ONEIDA SAVINGS BANK                          Surveys were updated to: 10/01/1998
Executive Marketpricing $000                           by a factor of: 4.5%
9/28/98

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              MARKET RATES
                                                                                         ---------------------
                                                                                              BASE SALARY
                                                                                         ---------------------
                                   POSITION             SCOPE                   SAMPLE   25TH   50TH   75TH    ANNUAL   TOTAL ANNUAL

TITLE   SURVEY                      SURVEY             MEASURE                   SIZE    %ILE   %ILE   %ILE   INCENTIVE   CASH
====================================================================================================================================

Sr. VP, Credit Administration

      BAI
      Executive Compensation       Sr Lending Exec       Mid Atlantic, Assets     10      $71.3  $86.4  $110.2    8.9%       $ 99.4
                                                         $100-250M

      SNL
      Thrift Institutions          Sr Lending Exec       Mid Atlantic, Assets      1                                         $111.6
                                                         $250-500M

      Wyatt
      Financial Institutions       Chief Loan Officer    Assets                   71      $69.5  $88.9  $101.6
                                                         $ less than 1B
      KPMG
      Northeast Banking Industry   Top Lending Officer   Assets $100-250M         17      $73.6  $81.1  $102.6

                                                                                          ==========================================


                                                                                Average:  $71.4  $85.5  $104.8    8.9%       $105.5
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
William M. Mercer, Incorporated          13                  Oneida Savings Bank

                       EXECUTIVES:      PROXY STATEMENT
                                        DETAILED COMPARISONS

--------------------------------------------------------------------------------
William M. Mercer, Incorporated       14                     Oneida Savings Bank

------------------------------------------------------------------------------------------------------------------------------------


DATA AS OF

 FY-END    INSTITUTION NAME                         LOCATION             TSR    ASSETS  POSITION           RANK         NAME
                                                                                 (Mil)
------------------------------------------------------------------------------------------------------------------------------------

 12/31/97  SKANEATELES BANCORP INC                 Skaneateles, NY     217.98   $ 256   Pres/Chair/CEO     1    John P. Driscoll
  3/31/97  WAYNE SAVINGS BANCSHARES INC MHC        Wooster, OH          85.87   $ 252   Pres/CEO           1    Charles F. Finn
 12/31/97  SAVINGS BANK OF THE FINGER LAKES MHC    Geneva, NY          328.20   $ 248   Pres/CEO           1    G. Thomas Bowers
 12/31/97  ALLIANCE BANCORP OF NEW ENGLAND         Vernon, CT          193.05   $ 247   Pres/CEO           1    Joseph H. Rossi
 12/31/97  ELMIRA SAVINGS BANK                     Elmira, NY           94.26   $ 231   Pres/CEO           1    John C. Brugler
 12/31/97  PEOPLES HOME SAVINGS BANK MHC           Beaver Falls, PA     34.82   $ 218   Pres/CEO           1    James P. Wetzel, Jr
 12/31/97  PATHFINDER BANCORP INC MHC              Oswego, NY          245.85   $ 197   Pres/CEO           1    Chris C. Gagas
  6/30/97  PEEKSKILL FINANCIAL CORP                Peekskill, NY        27.93   $ 183   Chair/CEO          1    Eldorus Maynard
 12/31/97  SFS BANCORP INC                         Schenectady, NY     139.31   $ 174   Pres/Chair/CEO     1    Joseph H. Giaquinto
  9/30/97  CATSKILL FINANCIAL CORP                 Catskill, NY         64.82   $ 290   Pres/Chair/CEO     1    Wilbur J. Cross
 12/31/97  WARWICK COMMUNITY BANCORP INC           Warwick, NY             NA   $ 287   Pres/CEO           1    Timothy A. Dempsey
  3/31/97  HARBOR FEDERAL BANCORP INC              Baltimore, MD        37.17   $ 219   Pres/CEO           1    Robert A. Williams
  3/31/97  FIRST CARNEGIE DEPOSIT MHC              Carnegie, PA            NA   $ 163   Pres/CEO           1    Walter G. Kelly

                                       AVERAGE (1)                              $ 228
                                        MEDIAN (1)                              $ 231
                               25TH PERCENTILE (1)                              $ 190
                               75TH PERCENTILE (1)                              $ 254

          ONEIDA SAVINGS BANK                                                   $ 220   PRESIDENT/CEO      1    MICHAEL R. KALLET
               OSB as a % of Average                                             96.5%
               OSB as a % of Median                                              95.2%

-----------------------------------------------------------------------------------------------------
DATA AS OF                                                         ANNUAL COMPENSATION
                                                       ----------------------------------------------
 FY-END    INSTITUTION NAME                            SALARY    INCENTIVE     INCENTIVE     TOTAL
                                                                    DOLLARS      PERCENT
-----------------------------------------------------------------------------------------------------
 12/31/97  SKANEATELES BANCORP INC                    $143,691    $  34,588       24.1%     $178,279
  3/31/97  WAYNE SAVINGS BANCSHARES INC MHC           $120,000    $  18,000       15.0%     $138,000
 12/31/97  SAVINGS BANK OF THE FINGER LAKES MHC       $168,562                              $168,562
 12/31/97  ALLIANCE BANCORP OF NEW ENGLAND            $137,981                              $137,981
 12/31/97  ELMIRA SAVINGS BANK                        $119,556    $   5,000        4.2%     $124,556
 12/31/97  PEOPLES HOME SAVINGS BANK MHC              $140,594    $  15,000       10.7%     $155,594
 12/31/97  PATHFINDER BANCORP INC MHC                 $185,000                              $185,000
  6/30/97  PEEKSKILL FINANCIAL CORP                   $121,000    $   9,308        7.7%     $130,308
 12/31/97  SFS BANCORP INC                            $179,664    $  16,170        9.0%     $195,834
  9/30/97  CATSKILL FINANCIAL CORP                    $182,876                              $182,876
 12/31/97  WARWICK COMMUNITY BANCORP INC              $189,750                              $189,750
  3/31/97  HARBOR FEDERAL BANCORP INC                 $114,750    $  38,242       33.3%     $152,992
  3/31/97  FIRST CARNEGIE DEPOSIT MHC                 $139,850    $  30,000       21.5%     $169,850

                                        AVERAGE (1)   $149,483    $  20,789       15.7%     $162,276
                                         MEDIAN (1)   $140,594    $  17,085       12.8%     $168,562
                                25TH PERCENTILE (1)   $120,500    $  10,731        8.0%     $137,991
                                75TH PERCENTILE (1)   $181,270    $  33,441       23.4%     $183,938

           ONEIDA SAVINGS BANK                        $167,000    $  30,000       18.0%     $197,000
                OSB as a % of Average                    111.7%       144.3%     114.6%        121.4%
                OSB as a % of Median                     118.8%       175.6%     140.0%        116.9%

--------------------------------------------------------------------------------
William M. Mercer, Incorporated       15                     Oneida Savings Bank

-----------------------------------------------------------------------------------------------------------------------------

Data as of

  FY-end    Institution Name                    Location              TSR     Assets    Position         Rank      Name
                                                                               (Mil)

------------------------------------------------------------------------------------------------------------------------------------
  12/31/97  SKANEATELES BANCORP INC             Skaneateles, NY     217.98    $256      ExecVP & Secty   2   J. David Hammond
  12/31/97  ALLIANCE BANCORP OF NEW ENGLAND     Vernon, CT          193.05    $247      Exec VP/SLO      2   Patrick J. Logiudice
   6/30/97  PEEKSKILL FINANCIAL CORP            Peekskill, NY        27.93    $183      Pres/COO         2   William J. LaCalamito
   9/30/97  CATSKILL FINANCIAL CORP             Catskill, NY         64.82    $290      VP/CFO           2   David J. DeLuca
  12/31/97  WARWICK COMMUNITY BANCORP INC       Warwick, NY             NA    $287      Exec VP/COO      2   Ronald J. Gentile
   3/31/97  HARBOR FEDERAL BANCORP INC          Baltimore, MD        37.17    $219      Treasurer/CFO    2   Norbert J. Luken


                                         Average (1)                          $247
                                          Median (1)                          $252
                                 25th Percentile (1)                          $210
                                 75th Percentile (1)                          $288


            Oneida Savings Bank                                               $220      Sr VP/CFO        2   Eric E. Stickels
                 OSB as a % of Average                                        89.1%
                 OSB as a % of Median                                         87.5%

---------------------------------------------------------

          Annual Compensation
---------------------------------------------------------
   Salary           Incentive    Incentive     Total
                     Dollars      Percent
---------------------------------------------------------
 $ 94,248         $13,436         14.3%        $107,684
 $105,186                                      $105,186
 $117,500         $ 9,038          7.7%        $126,538
 $120,327                                      $120,327
 $118,543                                      $118,543
 $ 91,364         $28,506         31.2%        $119,870


 $107,861         $16,993         17.7%        $116,358
 $111,343         $13,436         14.3%        $119,207
 $ 93,527             n/a          n/a         $107,060
 $118,989             n/a          n/a         $121,880


 $ 85,000         $11,252         13.2%        $ 96,252
     78.8%           66.2%        74.7%            82.7%
     76.3%           83.7%        92.9%            80.7%

--------------------------------------------------------------------------------
William M. Mercer, Incorporated                16            Oneida Savings Bank

                 BOARD OF DIRECTORS:  PEER INSTITUTIONS DETAIL

--------------------------------------------------------------------------------
William M. Mercer, Incorporated              17              Oneida Savings Bank

Oneida Savings Bank
Board of Directors Compensation
9/23/98

----------------------------------------------------------------------------------------------------------------------

                                                                    Board         Board
                                                                    -----         -----
                                                       Annual      Meeting       Meeting      Committee     Committee
                                                       ------      -------       -------      ---------     ---------
Bank                                                  Retainer     Fee-Low       Fee-High      Fee-Low      Fee-High
----                                                  --------     -------       --------      -------      --------
SKANEATELES BANCORP INC                                               400                         250           250
WAYNE SAVINGS BANCSHARES INC MHC*                      5,856          732                         100           285
SAVINGS BANK OF THE FINGER LAKES MHC*                  4,000          250                         150           150
ALLIANCE BANCORP OF NEW ENGLAND                        1,800          250                         150           250
ELMIRA SAVINGS BANK                                    6,000          250                         150           150
PEOPLES HOME SAVINGS BANK MHC*                        14,400                                      100           100
PATHFINDER BANCORP INC MHC*                                           600                         400           400
PEEKSKILL FINANCIAL CORP                                              500                         500           650
SFS BANCORP INC                                                       550                         425           550
CATSKILL FINANCIAL CORP                                             1,000                         200
WARWICK COMMUNITY BANCORP INC*                                        400
HARBOR FEDERAL BANCORP INC                             9,000
FIRST CARNEGIE DEPOSIT MHC                             2,000

                                             MEDIAN    5,856          450                         175           250
                                            AVERAGE    6,151          493                         243           309

----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------

Stock Options     Chairman Retainer
-------------     -----------------
Warrant plan



                  Chairman retainer of $12,000



                  Chairman retainer of $ 3,600


--------------------------------------------------

*Subsidiary board data

--------------------------------------------------------------------------------
William M. Mercer, Incorporated              18              Oneida Savings Bank